Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

AMENDED AND RESTATED BITGO CUSTODIAL SERVICES AGREEMENT

This Amended and Restated Custodial Services Agreement (this “Agreement”) is made as of June 5, 2026 (the “Effective Date”) by and between each entity listed on Schedule B (severally and not jointly, each a “Client”) and BitGo Bank & Trust, National Association (“Custodian”). This Agreement amends and restates the prior Custodial Services Agreement, effective May 15, 2025, between each Client and Custodian. This Agreement governs Client’s use of the Custodial Services and the Wallet Services (each as defined below, and collectively, the “Services”) provided or made available by Custodian.

It is understood and agreed by the Parties that for ease of administration this single Agreement is being executed so as to enable each Client identified in Schedule B to transact with Custodian. The Parties agree that this Agreement shall be treated as if it were a separate agreement as if each Client had executed a separate agreement naming only itself as Client.

Definitions:

(a)
“Agreement” means this Custodial Agreement, as it may be amended from time to time, and includes all schedules and exhibits to this Custodial Agreement, as they may be amended from time to time.
(b)
“Applicable Law” means any applicable statute, rule, regulation, regulatory guideline, order, law, ordinance or code; the common law and laws of equity; any binding court order, judgment or decree; any applicable industry code, rule, guideline, policy or standard enforceable by law (including as a result of participation in a self-regulatory organization), and written official interpretations of any of the foregoing that are binding on the applicable party.
(c)
“Authorized Persons” means any person authorized by the Client to give Instructions to the Custodian or perform other operations through the Company Site on behalf of the Client (i.e. viewer, admin, enterprise owner, viewer with additional video rights, etc.).
(d)
“Custodian” means BitGo Bank & Trust, National Association, a national banking association chartered under the laws of the United States and authorized by the Office of the Comptroller of the Currency to exercise custodial powers, acting as custodian of Client’s Assets on Client’s behalf.
(e)
“Digital Asset(s)” means digital assets, digital currencies, virtual currencies, tokens, or coins held for Client under the terms of this Agreement.
(f)
“Fiat Currency” means certain fiat currencies, such as U.S. Dollars.

1.
SERVICES.

1.1.
Custodian.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Client authorizes, approves, and directs Custodian to establish and maintain one or more segregated custody accounts, controlled and secured by Custodian, on its books (each a “Custodial Account”), pursuant to the terms of this Agreement, for the receipt, safekeeping, and maintenance of supported Digital Assets, as well as Fiat Currency (“Custodial Services”). Digital Assets in Client’s Custodial Account are not treated as general assets of Custodian. Custodian serves as a fiduciary and custodian on Client’s behalf, and the Digital Assets in Client’s Custodial Account are considered fiduciary assets that remain Client’s property at all times.

1.2.
Wallet Software and Non-Custodial Wallet Service.

(A)
Custodian also provides Client with the option to create non-custodial wallets that support certain Digital Assets via an API and web interface (“Wallet Services”). Wallet Services are provided by BitGo, Inc, an affiliate of Custodian (“BitGo Inc.”). Wallet Services provide access to wallets where BitGo Inc. holds a minority of the keys, and Client is responsible for holding a majority of the keys (“Client Keys”).

(B)
The Wallet Services do not send or receive Fiat Currency or Digital Assets. The Wallet Services enable Client to interface with virtual currency networks to view and transmit information about a public cryptographic key commonly referred to as a blockchain address. As further set forth in Section 3.5, Client assumes all responsibility and liability for securing the Client Keys. Further, Client assumes all responsibility and liability for creation, storage, and maintenance of any backup keys associated with accounts created using the Wallet Services.

(C)
Client’s use of the Wallet Services is subject to the terms and conditions set forth at https://www.bitgo.com/terms (the “Wallet Terms”), as they may be amended from time to time. In the event of a conflict between the Wallet Terms and the terms of this Agreement, the terms of this Agreement shall control.

1.3.
Fiat Services.
(A)
Client may elect to store Fiat Currency with Custodian (“Fiat Services”). To use the Fiat Services, Client must link the Custodial Account with account(s) at a depository institution (“Bank”) that has been approved by Custodian (each a “Client Bank Account”). All Fiat Currency deposits to and withdrawals from the Custodial Account must be processed through the approved Client Bank Account. Custodian has no right, interest, or title in such Fiat Currency. Custodian hereby confirms that the Fiat Currency is not an asset on the balance sheet of Custodian.

(B)
Custodian will hold any permitted Fiat Currency received by Custodian on behalf of Client, at Custodian’s sole discretion, in one or more omnibus deposit accounts that Custodian has established with Banks (each an “Omnibus Account”). Each Omnibus Account shall be titled in the name of Custodian for the benefit of its customers and shall be maintained separately and apart from Custodian’s business, operating, and reserve accounts. Each Omnibus Account constitutes a banking relationship between Custodian and Bank and shall not constitute a

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

custodial relationship between Custodian and Bank and does not create or represent any relationship between Client and any Bank.

(C)
Client acknowledges and agrees that Custodian may hold some or any portion of Fiat Currency in accounts that may or may not receive interest or other earnings. Client hereby agrees that the amount of any such interest or earnings attributable to such Fiat Currency may be retained by Custodian as additional consideration for its services under this Agreement, and nothing in this Agreement entitles Client to any portion of such interest or earnings. In addition, Custodian may receive earnings or compensation for an Omnibus Account in the form of services provided at a reduced rate or similar compensation. Client agrees that any such compensation shall be retained by Custodian, Client is not entitled to any portion of such compensation, and no portion of any such compensation shall be paid to or for Client.

(D)
Wire Transfers. Wire deposits sent before 4 PM Eastern Time (“ET”) by domestic or international wire from a Client Bank Account will typically settle and be credited to Custodian’s Omnibus Account on the same day or next business day. Wire withdrawals initiated before 4 PM ET will typically be processed on the same day or next business day. Wire deposits may not be credited and wire withdrawals may not be processed outside of normal banking hours. Client agrees and understands that wire deposit settlement times and wire withdrawal transfer times are subject to factors outside of Custodian’s control, including, among other things, processes and operations related to the Client Bank Account and the Custodian’s Bank.

1.4.
Third-Party Payments.

The Custodial Services are not intended to facilitate third-party payments of any kind, which shall include the use of both Fiat Currency or Digital Assets. As such, Custodian has no control over, or liability for, the delivery, quality, safety, legality or any other aspect of any goods or services that Client may purchase or sell to or from a third party (including other users of Custodial Services) involving Digital Assets that Client intends to store, or have stored, in Client’s Custodial Account.

1.5.
API Access.
(A)
Most Services are provided through https://www.bitgo.com/ or any associated websites or application programming interfaces (“APIs”) (collectively, the “Company Site”). Client may elect to utilize the APIs either directly or indirectly within an independently developed application (“Developer Application”).

(B)
All API-based Services are subject to the terms and conditions set forth at https://www.bitgo.com/legal/services-agreement (the "API Terms"), as they may be amended from time to time upon notice to Client. In the event of a conflict between the API Terms and the terms of this Agreement, the terms of this Agreement shall control. If Client exceeds a usage limit, Custodian will notify Client in writing and will provide assistance to seek to reduce Client usage so that it conforms to that limit.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(C)
Location of Digital Assets. The Location of the Digital Assets shall be the United States. Custodian shall acquire written approval of Client prior to changing the Location of the Digital Assets outside of the United States, except in the event of a security or disaster recovery event necessitating immediate remediation, in which case Custodian will provide notice to Client as soon as reasonably practicable. “Location” means, with respect to any Digital Assets, the jurisdiction in which Custodian deems such Digital Assets to be present.

1.6.
Fees.

The fees associated with the Services shall be calculated, invoiced and paid in accordance with Schedule A (“Fee Schedule”).Custodian reserves the right to revise its Fee Schedule at any time following the Initial Term, provided that Custodian will provide Client with at least sixty (60) days’ advance notice of any such revision. Within such 60-day period, Client may terminate this Agreement immediately upon notice to Custodian in accordance with Section 5.4 and discontinue the Services hereunder at no additional charge to Client.

1.7.
Acknowledgement of Risks.
(A)
General Risks; No Investment, Tax, or Legal Advice; No Brokerage. CLIENT ACKNOWLEDGES THAT CUSTODIAN DOES NOT PROVIDE INVESTMENT, TAX, OR LEGAL ADVICE, NOR DOES CUSTODIAN BROKER TRANSACTIONS ON CLIENT’S BEHALF. CLIENT ACKNOWLEDGES THAT CUSTODIAN HAS NOT PROVIDED AND WILL NOT PROVIDE ANY ADVICE, GUIDANCE OR RECOMMENDATIONS TO CLIENT WITH REGARD TO THE SUITABILITY OR VALUE OF ANY DIGITAL ASSETS, AND THAT CUSTODIAN HAS NO LIABILITY REGARDING ANY SELECTION OF A DIGITAL ASSET THAT IS HELD BY CLIENT THROUGH CLIENT’S CUSTODIAL ACCOUNT AND THE CUSTODIAL SERVICES OR THE WALLET SERVICES. ALL DEPOSIT AND WITHDRAWAL TRANSACTIONS ARE EXECUTED BASED ON CLIENT’S INSTRUCTIONS, AND CLIENT IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER ANY INVESTMENT, INVESTMENT STRATEGY, OR RELATED TRANSACTION INVOLVING DIGITAL ASSETS IS APPROPRIATE FOR CLIENT BASED ON CLIENT’S INVESTMENT OBJECTIVES, FINANCIAL CIRCUMSTANCES, AND RISK TOLERANCE.
(B)
Material Risk in Investing in Digital Currencies. CLIENT ACKNOWLEDGES THAT:

(1)
VIRTUAL CURRENCY IS NOT LEGAL TENDER, IS NOT BACKED BY THE GOVERNMENT, AND ACCOUNTS AND VALUE BALANCES ARE NOT SUBJECT TO FEDERAL DEPOSIT INSURANCE CORPORATION OR SECURITIES INVESTOR PROTECTION CORPORATION PROTECTIONS;
(2)
LEGISLATIVE AND REGULATORY CHANGES OR ACTIONS AT THE STATE, FEDERAL, OR INTERNATIONAL LEVEL MAY ADVERSELY AFFECT THE USE, TRANSFER, EXCHANGE, AND VALUE OF VIRTUAL CURRENCY;

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(3)
TRANSACTIONS IN VIRTUAL CURRENCY MAY BE IRREVERSIBLE, AND, ACCORDINGLY, LOSSES DUE TO FRAUDULENT OR ACCIDENTAL TRANSACTIONS MAY NOT BE RECOVERABLE;
(4)
SOME VIRTUAL CURRENCY TRANSACTIONS SHALL BE DEEMED TO BE MADE WHEN RECORDED ON A PUBLIC LEDGER, WHICH IS NOT NECESSARILY THE DATE OR TIME THAT THE CLIENT INITIATES THE TRANSACTION;
(5)
THE VALUE OF VIRTUAL CURRENCY MAY BE DERIVED FROM THE CONTINUED WILLINGNESS OF MARKET PARTICIPANTS TO EXCHANGE FIAT CURRENCY FOR VIRTUAL CURRENCY, WHICH MAY RESULT IN THE POTENTIAL FOR PERMANENT AND TOTAL LOSS OF VALUE OF A PARTICULAR VIRTUAL CURRENCY SHOULD THE MARKET FOR THAT VIRTUAL CURRENCY DISAPPEAR;
(6)
THERE IS NO ASSURANCE THAT A PERSON WHO ACCEPTS A VIRTUAL CURRENCY AS PAYMENT TODAY WILL CONTINUE TO DO SO IN THE FUTURE;
(7)
THE VOLATILITY AND UNPREDICTABILITY OF THE PRICE OF VIRTUAL CURRENCY RELATIVE TO FIAT CURRENCY MAY RESULT IN SIGNIFICANT LOSS OVER A SHORT PERIOD OF TIME;
(8)
THE NATURE OF VIRTUAL CURRENCY MAY LEAD TO AN INCREASED RISK OF FRAUD OR CYBER ATTACK;
(9)
THE NATURE OF VIRTUAL CURRENCY MEANS THAT ANY TECHNOLOGICAL DIFFICULTIES EXPERIENCED BY THE CLIENT MAY PREVENT THE ACCESS OR USE OF A CUSTOMER’S VIRTUAL CURRENCY; AND
(10)
ANY BOND OR TRUST ACCOUNT MAINTAINED BY THE CLIENT FOR THE BENEFIT OF ITS CUSTOMERS MAY NOT BE SUFFICIENT TO COVER ALL LOSSES INCURRED BY CUSTOMERS.

(C)
CLIENT ACKNOWLEDGES THAT USING DIGITAL ASSETS AND ANY RELATED NETWORKS AND PROTOCOLS, INVOLVES SERIOUS RISKS. CLIENT AGREES THAT IT HAS READ AND ACCEPTS THE RISKS LISTED IN THIS SECTION 1.7, WHICH IS NON- EXHAUSTIVE AND WHICH MAY NOT CAPTURE ALL RISKS ASSOCIATED WITH CLIENT’S ACTIVITY. IT IS CLIENT’S DUTY TO LEARN ABOUT ALL THE RISKS INVOLVED WITH APPLICABLE DIGITAL ASSETS AND ANY RELATED PROTOCOLS AND NETWORKS. CUSTODIAN MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE VALUE OF DIGITAL ASSETS OR THE SECURITY OR PERFORMANCE OF ANY RELATED NETWORK OR PROTOCOL.

2.
CUSTODIAL ACCOUNT.

2.1.
General. The Digital Assets stored in Client’s Custodial Account are segregated from both the (a) property of Custodian, and (b) the Assets of other customers of Custodian, except for Digital Assets specifically moved into shared accounts by Client. Fiat Currency stored on Client’s behalf is stored by Custodian in accordance with Section 2.4.

2.2.
Registration; Authorized Persons

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(a)
To use the Custodial Services, Client must create a Custodial Account by providing Custodian information as reasonably requested. Custodian may, in its sole discretion, refuse to allow Client to establish a Custodial Account, limit the number of Custodial Accounts, and/or decide to subsequently terminate a Custodial Account.

(b)
Client will maintain an updated and current list of Authorized Persons at all times on the Company Site and will reasonably promptly notify Custodian of any changes to the list of Authorized Persons by updating the list on the Company Site, including for termination of employment, or otherwise. Client shall make available all necessary documentation and identification information, as reasonably requested by Custodian to confirm: (i) the identity of each Authorized Person; (ii) that each Authorized Person is eligible to be deemed an “Authorized Person” as defined in this Agreement; and (iii) the party(ies) requesting the changes in the list of Authorized Persons have valid authority to request changes on behalf of Client.
2.3.
General.

The Custodial Services allow Client to deposit supported Digital Assets from a public blockchain address to Client’s Custodial Account, and to withdraw supported Digital Assets from Client’s Custodial Account to a public blockchain address, in each case, pursuant to Instructions Client provides through the Company Site (each such transaction is a “Custody Transaction”). The Digital Assets stored in Client’s Custodial Account will not be commingled with other Digital Assets that Custodian custodies for its other clients or Digital Assets of Custodian unless expressly permissioned by Client and are custodied pursuant to the terms of this Agreement. Custodian reserves the right to refuse to process or to cancel any pending Custody Transaction: as required by Applicable Law; to enforce transaction, threshold, and condition limits, in each case as communicated to Client as soon as reasonably practicable where Custodian is permitted to do so; or if Custodian reasonably believes that the Custody Transaction may violate or facilitate the violation of any Applicable Law, regulation or rule of a governmental authority or self-regulatory organization. Custodian cannot reverse a Custody Transaction which has been broadcast to a Digital Asset network.

2.4.
Fiat Currency.

(a) As part of Custodial Services, Client may use Custodian to hold Fiat Currency in a Custodial Account for Client’s benefit. Custodian will custody Fiat Currency in one or more of the following “Customer Omnibus Accounts”, as determined by Custodian: (i) deposit accounts established by Custodian at a Bank; (ii) money market accounts established by Custodian at a Bank; or (iii) such other accounts as may be agreed between Client and Custodian in writing from time to time.

(b) Each Customer Omnibus Account shall be titled in the name of Custodian for the benefit of its customers, under the control of Custodian. Each Customer Omnibus Account shall be maintained separately and apart from Custodian’s business, operating, and reserve accounts. Each Customer Omnibus Account constitutes a banking relationship between Custodian and the relevant Bank and shall not constitute a custodial relationship between Client and Bank.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(c) Custodian may hold some or any portion of Fiat Currency in accounts that may or may not receive interest or other earnings. Client agrees that the amount of any such interest or earnings attributable to such Fiat Currency in Customer Omnibus Accounts shall be retained by Custodian as additional consideration for its services under this Agreement, and nothing in this Agreement entitles Client to any portion of such interest or earnings. In addition, Custodian may receive earnings or compensation for a Customer Omnibus Account in the form of services provided at a reduced rate or similar compensation. Any such compensation shall be retained by Custodian, Client is not entitled to any portion of such compensation, and no portion of any such compensation shall be paid to or for Client. Client’s rights in the Customer Omnibus Accounts are limited to the specific amount of Fiat Currency Custodian custodies on Client’s behalf, as may be limited under this Agreement and by Applicable Law.

(d) Client agrees and understands that wire deposit settlement times and wire withdrawal transfer times are subject to factors outside of Custodian’s control, including processes and operations related to Client’s account at a depository institution and Custodian’s bank account.

2.5.
Instructions.

(a)
Custodian acts upon instructions ("Instructions") given by Authorized Persons that are received and verified by Custodian in accordance with its procedures and this Agreement.
(b)
Instructions will be required for any action requested of the Custodian. Instructions shall continue in full force and effect until canceled (if possible) or executed.
(c)
The Custodian shall be entitled to rely upon any Instructions it receives from an Authorized Person (or from a person reasonably believed by the Custodian to be an Authorized Person) pursuant to this Agreement.
(d)
The Custodian may assume that any Instructions received hereunder are not in any way inconsistent with the provisions of organizational documents of the Client or of any vote, resolution, or proper authorization and that the Client is authorized to take the actions specified in the Instructions.
(e)
Client must verify all transaction information prior to submitting Instructions to the Custodian. The Custodian shall have no duty to inquire into or investigate the validity, accuracy or content of any Instructions.
(f)
If any Instructions are ambiguous, incomplete, or conflicting, Custodian may refuse to execute such Instructions until any ambiguity, incompleteness, or conflict has been resolved. Custodian may refuse to execute Instructions if, in its sole opinion, such Instructions are outside the scope of its duties under this Agreement or are contrary to any Applicable Law. If Custodian becomes aware of any Instructions that are illegible, unclear or ambiguous, Custodian shall use reasonable efforts to promptly notify Client and may refuse to execute such Instructions until any ambiguity or conflict has been resolved to its satisfaction.
(g)
Client is responsible for Losses (as defined below) resulting from inaccurate Instructions (e.g., if Client provides the wrong destination address for executing a withdrawal transaction). Custodian does not guarantee the identity of any user, receiver, requestee, or other party to a Custody Transaction. Custodian shall have no liability whatsoever for failure to perform pursuant to such Instructions except in the case of Custodian’s gross negligence, fraud, or willful

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

misconduct.
(h)
Custodian is responsible for losses resulting from its errors in executing a transaction (e.g., if Client provides the correct destination address for executing a withdrawal transaction, but Custodian erroneously sends Client’s Digital Assets to another destination address), subject to the standard of care set forth in Section 4.2.
(i)
Except as set forth in herein, Custodian shall not take any action with respect to an Incidental Asset (as defined hereinafter) that has not previously been abandoned by Client unless an Affirmative Action (as defined hereinafter) is taken with respect to such Incidental Asset and the Custodian has specifically announced on the Custodian’s website or through some other official public statement of Custodian that Custodian will support such Incidental Asset.

2.6.
Digital Asset Deposits and Withdrawals.
(a)
Client acknowledges that Custodian offers Custodial Services only for specific Digital Assets. The list of supported Digital Assets is currently available at: https://www.bitgo.com/resources/coins. The foregoing list or foregoing URL may be updated or changed from time to time in Custodian's sole discretion.

(b)
Client must initiate any withdrawal request through Client’s Custodial Account to a Client wallet address. Custodian will process withdrawal requests for amounts under $250,000, either in a single transaction or aggregated in a series of transactions, during a rolling 24 hour period without video verification, to a Client-whitelisted address which has been previously used to which Client has made a withdraw to at least once. The time of such a request shall be considered the time of transmission of such notice from Client’s Custodial Account. Custodian or Client reserves the right to request video verification for any transaction or series of transactions under the threshold of $250,000. Custodian will require video verification for withdrawal requests greater than $250,000 or requests made to a new address, either in a single transaction or aggregated in a series of transactions, during a rolling 24 hour period; provided, Custodian can require video calls for amounts less than $250,000 if it deems necessary for security, compliance, or any other purposes in its sole discretion. The initiation of the 24 hour time period to process the withdrawal request shall be considered at the time at which client completes video verification.

(c)
As further set forth in Section 3.5, Client must manage and keep secure any and all information or devices associated with deposit and withdrawal procedures, including YubiKeys and passphrases or other security or confirmation information. Subject to Schedule A, Custodian reserves the right to charge or pass through actual network fees (e.g. miner fees or validator fees, together “Network Fees”) to process a Digital Asset transaction on Client’s behalf. Custodian will notify Client of the estimated network fee at or before the time Client authorizes the transaction.

2.7.
Digital Asset Access Time.

With respect to requests by Client to withdraw Digital Assets from Client’s Custodial Account, for withdrawal requests made prior to 3:00 PM New York time on any Business Day (the “Request Time”), Custodian requires up to 12 hours following verification of the authorization of a complete

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

set of Instructions to process such withdrawal and send the applicable Digital Assets to the applicable Digital Asset network; provided that, for any withdrawal requests made after the Request Time on any Business Day, following verification of the authorization of a complete set of Instructions, Custodian will process such withdrawal and send the applicable Digital Assets to the applicable Digital Asset network by 12:00 PM New York time on the next succeeding Business Day. “Business Day” means any day other than a Saturday or Sunday or US federal holidays on which commercial banks are open for business in New York City, United States. “Business Hours” means between the hours of 9:00 am ET and 5:00 pm ET on a Business Day.

(A)
Custodian reserves the right to take additional time beyond the periods described in Section 2.7 if such time is required to verify security processes for large (or suspicious transactions. Any such processes will be executed reasonably and in accordance with Custodian documented protocols, which may change from time to time at the sole discretion of Custodian.

(B)
Custodian makes no representations or warranties with respect to the availability and/or accessibility of the Digital Assets. Custodian will make commercially reasonable efforts to ensure that Client initiated deposits are processed in a timely manner, but Custodian makes no representations or warranties regarding the amount of time needed to complete processing of deposits which is dependent upon factors outside of Custodian’s control.
2.8.
Supported Digital Assets.

The Custodial Services are available only in connection with those Digital Assets that Custodian supports (list currently available at https://www.bitgo.com/resources/coins). The Digital Assets that Custodian supports may change from time to time in Custodian’s discretion. Custodian assumes no obligation or liability whatsoever regarding any unsupported Digital Asset sent or attempted to be sent to it, or regarding any attempt to use the Custodial Services for Digital Assets that Custodian does not support. Custodian may, from time to time, determine types of Digital Assets that will be supported or cease to be supported by the Custodial Services. Custodian will provide Client with prompt prior written notice, no shorter than one hundred and eighty (180) days, before ceasing to support a Digital Asset, unless Custodian is required to cease such support sooner to comply with Applicable Law or in the event such support creates an urgent security or operational risk in Custodian’s reasonable discretion (in which event Custodian will provide as much notice as is practicable under the circumstances). Under no circumstances should Client attempt to use the Custodial Services to deposit or store any Digital Assets that are not supported by Custodian. Depositing or attempting to deposit Digital Assets that are not supported by Custodian may result in such Digital Asset being unretrievable by Client and Custodian.

2.9.
Advanced Protocols.

Unless specifically announced on the Custodian or Company website, Custodian does not support airdrops, side chains, or other derivative, enhanced, or forked protocols, tokens, or coins which supplement or interact with a Digital Asset supported by Custodian (collectively, “Advanced Protocols”). Client shall not use its Custodial Account to attempt to receive, request, send, store,

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

or engage in any other type of transaction involving an Advanced Protocol. Custodian assumes absolutely no responsibility whatsoever in respect to Advanced Protocols.

2.10.
Operation of Digital Asset Protocols.
(A)
Custodian does not own or control the underlying software protocols which govern the operation of Digital Assets supported on the Custodian platform. By using the Custodial Services, Client acknowledges and agrees that (i) Custodian is not responsible for operation of the underlying protocols and that Custodian makes no guarantee of their functionality, security, or availability; and (ii) the underlying protocols are subject to sudden changes in operating rules (a.k.a. “forks”), and (iii) that such forks may materially affect the value, function, and/or even the name of the Digital Assets that Client stores in Client’s Custodial Account. In the event of a fork, Client agrees that Custodian may temporarily suspend Custodian operations provided that Custodian shall (where practical) provide advance written notice to Client promptly upon becoming aware of such a potential suspension, and that Custodian may, in its sole discretion, decide whether or not to support (or cease supporting) either branch of the forked protocol entirely. Client acknowledges and agrees that Custodian assumes absolutely no liability whatsoever in respect of an unsupported branch of a forked protocol.

(B)
Client agrees that all “airdrops” (free distributions of certain Digital Assets) and forks will be handled by Custodian pursuant to its fork policy (the “Fork Policy”) (currently available at www.bitgo.com/resources/bitgo-fork-policy). Client acknowledges that Custodian is under no obligation to support any airdrops or forks, or handle them in any manner, except as detailed above and in the Fork Policy. Client further acknowledges that Custodian, at its sole discretion, may update the Fork Policy from time to time and/or the URL at which it is available and Client agrees that Client is responsible for reviewing any such updates. Custodian is under no obligation to provide notification to Client of any modification to the Fork Policy.

(C)
Prospective Abandonment. Client will abandon irrevocably for no direct or indirect consideration (each such abandonment, a “Prospective Abandonment”), effective immediately prior to any time at which Client creates shares or units (each such time, a “Creation Time”) or redeems shares or units (each such time, a “Redemption Time”), all Incidental Assets of Client, provided that a Prospective Abandonment immediately prior to any Creation Time or Redemption Time will not apply to any Incidental Asset if: (i) Client has taken an Affirmative Action to acquire or abandon such Incidental Asset at any time prior to such Creation Time or Redemption Time; or (ii) such Incidental Asset has been subject to a previous Prospective Abandonment. Custodian acknowledges that, as a consequence of a Prospective Abandonment, Client will have no right to receive any Incidental Asset that is subject to such Prospective Abandonment, and Custodian will have no authority, pursuant to this Agreement or otherwise, to exercise, obtain or hold, as the case may be, any such Incidental Asset on behalf of Client, nor may Custodian ultimately take control of such Incidental Asset for its own economic benefit. Client represents that

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

it will take no action at any time that is inconsistent with a Prospective Abandonment and, without limiting the generality of the foregoing, that it will not accept any future delivery of any abandoned Incidental Asset, that it will not accept any payment from any person in respect of any abandoned Incidental Asset and that it will not represent to any person or in any context that it has any remaining rights with respect to any abandoned Incidental Asset.

“Affirmative Action” is defined as the Sponsor’s written notification to Custodian of Client’s intention: (i) to acquire and/or retain an Incidental Asset; or (ii) to abandon, with effect prior to the relevant Creation Time, an Incidental Asset.

“Incidental Asset” is defined as any digital asset or other asset, and any right of Client to acquire any digital asset or other asset, that has arisen out of Client’s ownership of Digital Assets, whether through a fork, airdrop or similar occurrence, without any action on the part of Client or its trustee or the Sponsor on its behalf.

2.11.
Account Statements.

(A)
Custodian will provide Client with an electronic account statement every calendar month. Each statement will be provided via the Custodian’s website and notice of its posting will be sent via electronic mail. Each account statement will identify the amount of Client cash and each Digital Asset.

(B)
The Client will have sixty (60) days to file any written objections or exceptions with the Custodian after the posting of a Custodial Account statement online. If the Client does not file any objections or exceptions within a sixty (60) day period, this shall indicate the Client’s approval of the statement and will preclude the Client from making future objections or exceptions regarding the information contained in the statement. Such approval by the Client shall be full acquittal and discharge of Custodian regarding the transactions and information on such statement.

(C)
To value Digital Assets held in the Custodial Account, the Custodian will electronically obtain USD equivalent prices from digital asset market data (e.g. Coindesk Indices, Inc. or other reputable providers as determined by Custodian in its sole discretion) with amounts rounded up to the seventh decimal place to the right. Custodian cannot guarantee the accuracy or timeliness of prices received and the prices are not to be relied upon for any investment decisions for the Custodial Account.

2.12.
Independent Verification.

If Client is subject to Rule 206(4)-2 under the Investment Advisers Act of 1940, Custodian shall, upon written request, provide Client’s authorized independent public accountant confirmation of, or access to, information sufficient to confirm (i) Client’s Digital Assets as of the date of an examination conducted pursuant to Rule 206(4)-2(a)(4); and (ii) Client’s Digital Assets are held either in a separate account under Client’s name or in accounts under Client’s name as agent or trustee for Client’s clients.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

2.13.
Support and Service Level Agreement.

Custodian agrees that as part of the services, and at no additional cost to Client, Custodian shall provide reasonable support services in connection with Client’s onboarding. Custodian will use commercially reasonable efforts: (i) to provide reasonable technical support to Client, by email or telephone; (ii) to respond to support requests in a timely manner; provided that responses may take longer outside of Custodian’s normal business hours (9:30 AM to 6PM ET); (iii) resolve such issues by providing updates and/or workarounds to Client (to the extent reasonably possible and practical), consistent with the severity level of the issues identified in such requests and their impact on Client’s business operations; (iv) abide by the terms of the Service Level Agreement currently made available at https://www.bitgo.com/resources/bitgo-service-level-agreement (as Service Level Agreement or the URL at which it is made available may be amended from time to time); and (vii) to make Custodial Accounts available via the internet 24 hours a day, 7 days a week.

2.14.
Clearing and Settlement Services.
(A)
Custodian may offer clearing and settlement services (the “Settlement Services”) that facilitate the settlement of transactions of Digital Assets or Fiat Currency between Client and Client’s trade counterparty that also has a Custodial Account with Custodian (“Settlement Partner”). Client acknowledges that the Settlement Service is an API product complemented by a Web user interface (UI). Client may utilize the Settlement Services by way of settlement of one-sided requests with counterparty affirmation or one-sided requests with instant settlement; and two-sided requests with reconciliation. Client understands that the Digital Assets available for use within the Settlement Services may not include all of Client’s Digital Assets under custody. For the avoidance of doubt, use of the API product is subject to the terms and conditions set forth in Section 1.5 of this Agreement.

(B)
The Settlement Services allow Client to submit, through the Custodian’s settlement platform, a request to settle a purchase or sale of Digital Assets with a Settlement Partner. Client authorizes Custodian to accept Client’s cryptographic signature submitted by way of the Settlement Services API. When a cryptographic signature is received by way of the Settlement Services along with the settlement transaction details, Client is authorizing Custodian to act on Client’s direction to settle such transaction.

i)
A one-sided request with counterparty affirmation requires Client to submit a request, including its own cryptographic signature on the trade details, via API calls. Custodian will notify the Settlement Partner and lock funds of both parties while waiting for the Settlement Partner to affirm the request. Custodian will settle the trade immediately upon affirmation and the locked funds will be released.

ii)
A one-sided request with instant settlement requires one side of the trade to submit a request, including cryptographic signatures of both parties to the trade, via API calls.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Custodian will settle the trade immediately.

iii)
A two-sided request with reconciliation requires that both Client and Settlement Partner submit requests via API calls, with each party providing their own cryptographic signatures. Custodian will reconcile the trades and settle immediately upon successful reconciliation.

iv)
In any one-sided or two sided request, the Settlement Partner must be identified and selected by Client prior to submitting a settlement request.

v)
Client may submit a balance inquiry through the settlement platform, to verify that Settlement Partner has a sufficient balance of Digital Asset to be transacted before the Parties execute a transaction. This balance inquiry function is to be utilized only for the purpose of executing a trade transaction to ensure the Settlement Partner has sufficient fiat currency (funds) or Digital Assets to settle the transaction. Client hereby expressly authorizes and consents to Custodian providing access to such information to Client’s Settlement Partner in order to facilitate the settlement.

vi)
Client and Settlement Partner’s Custodial Accounts must have sufficient funds or Digital Assets prior to initiating any settlement request. The full amount of assets required to fulfill a transaction are locked until such order has been completed. All orders are binding on Client and Client’s Custodial Account. Custodian does not guarantee that any settlement will be completed by any Settlement Partner. Client may not be able to withdraw an offer (or withdraw its acceptance of an offer) prior to completion of a settlement and Custodian shall not be liable for the completion of any order after a cancellation request has been submitted.

vii)
Client acknowledges and accepts responsibility for ensuring only an appropriate Authorized Person of its Custodial Account has access to the API key(s).

viii)
Client further understands and agrees that Client is solely responsible for any decision to enter into a settlement by way of the Settlement Services, including the evaluation of any and all risks related to any such transaction and has not relied on any statement or other representation of Custodian. Client understands that Custodian is a facilitator and not a counterparty to any settlement; and, as a facilitator, Custodian bears no liability with respect to any transaction and does not assume any clearing risk.

ix)
Any notifications that Client may receive regarding the Settlement Services are Client’s responsibility to review in a timely manner.

(A)
Upon execution of the settlement, the Settlement Services shall provide Client, by electronic means, a summary of the terms of the transaction, including: the type of Digital Asset purchased or sold; the delivery time; and the purchase or sale price. Settlement of

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

a transaction is completed in an off-chain trading account by way of offsetting journal transactions within Custodian’s Digital Asset Off-chain Settlement System. On-chain synchronization occurs at the time the withdrawal from Client’s trading account takes place (other than through a subsequent Settlement Services transaction).

(B)
Custodian reserves the right to refuse to settle any transaction, or any portion of any transaction, for any reason, at its sole discretion. Custodian bears no responsibility if any such order was placed or active during any time the Settlement Services system is unavailable or encounters an error; or, if any such order triggers certain regulatory controls.

(C)
Client understands and agrees that Custodian may charge additional fees for the Settlement Services furnished to Client as indicated in the Fee Schedule attached as Schedule A and any amendments to Schedule A.

(D)
Clearing and settlement transactions shall be subject to all Applicable Law.

3.
USE OF SERVICES.

3.1.
Company Site and Content.

Custodian hereby grants Client a limited, nonexclusive, non transferable, revocable, royalty-free, worldwide license, subject to the terms of this Agreement, to access and use the Company Site and related content, materials, data, and information (collectively, the “Content”) solely for using the Services in accordance with this Agreement. Any other use of the Company Site or Content is expressly prohibited and all other right, title, and interest in the Company Site or Content is exclusively the property of Custodian and its licensors. Client shall not copy, transmit, distribute, sell, license, reverse engineer, modify, publish, or participate in the transfer or sale of, create derivative works from, or in any other way exploit any of the Content, in whole or in part. Neither party shall copy, imitate or use the logos, trademarks, or registered marks of the other party without prior written consent in each instance or as otherwise permitted in this Agreement.

3.2.
Website Accuracy.

Although Custodian intends to provide accurate and timely information on the Company Site, the Company Site (including, without limitation, the Content, but excluding any portions thereof that are specifically referenced in this Agreement) may not always be entirely accurate, complete, or current and may also include technical inaccuracies or typographical errors. In an effort to continue to provide Client with as complete and accurate information as possible, such information may be changed or updated from time to time . Accordingly, Client should verify all information before relying on it, and all decisions based on information contained on the Company Site are Client’s sole responsibility and Custodian shall have no liability for such decisions. Links to third-party materials (including without limitation websites) may be provided as a convenience but are not controlled by Custodian. Custodian is not responsible for any aspect of the information,

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

content, or services contained in any third-party materials or on any third-party sites accessible from or linked to the Company Site.

3.3.
Third-Party or Non-Permissioned Users.

Except for fund administrators, Client shall not grant permission to a third party or non-permissioned user to access or connect to Client’s Custodial Account, either through the third party’s product or service or through the Custodian Site. Client acknowledges that granting permission to a third party or non-permissioned user to take specific actions on Client’s behalf does not relieve Client of any of Client’s responsibilities under this Agreement and may violate the terms of this Agreement. Client is fully responsible for all activities taken on Client’s Custodial Account (including, without limitation, acts or omissions of any third party or non-permissioned user with access to Client's Custodial Account), except to the extent attributable to Custodian’s gross negligence, willful misconduct, or fraud. Client must notify Custodian reasonably promptly if it knows a third party or non-permissioned user accesses or connects to Client’s Custodial Account by contacting Client’s Custodial Account representative or by emailing security@bitgo.com from the email address associated with Client’s Custodial Account.

3.4.
Prohibited Use.

Client acknowledges and agrees that Custodian may monitor use of the Services and the resulting information may be utilized, reviewed, retained and or disclosed by Custodian in aggregated and non-identifiable forms for its legitimate business purposes or in accordance with Applicable Law. Client will not use the Services, directly or indirectly via the Developer Application, to: (i) upload, store or transmit any content that is infringing, libelous, unlawful, tortious, violate privacy rights, or that includes any viruses, software routines or other code designed to permit unauthorized access, disable, erase, or otherwise harm software, hardware, or data; (ii) engage in any activity that materially interferes with, disrupts, damages, or accesses in an unauthorized manner the Services, servers, networks, data, or other properties of Custodian or of its suppliers or licensors; (iii) develop, distribute, or make available the Developer Application in furtherance of criminal, fraudulent, or other unlawful activity; (iv) make the Services available to, anyone other than Client or end users of the Developer Application; (v) sell, resell, license, sublicense, distribute, rent or lease any Services, or include any Services in a Services bureau or outsourcing offering; (vi) permit direct or indirect access to or use of any Services in a way that circumvents a contractual usage limit in this Agreement; (vii) obscure, remove, or destroy any copyright notices, proprietary markings or confidential legends; (viii) to build a competitive product or service; (ix) distribute the Developer Application in source code form in a manner that would disclose the source code of the Services; or (x) reverse engineer, decrypt, decompile, decode, disassemble, or otherwise attempt to obtain the human readable form of the Services, to the extent such restriction is permitted by applicable law. Client will comply with the restrictions set forth in Appendix 1.

3.5.
Security; Client Responsibilities.
(A)
Client is responsible for maintaining adequate security and control of any and all Client

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Keys, IDs, passwords, hints, personal identification numbers , non-custodial wallet keys, API keys, yubikeys, 2-factor authentication devices or backups, or any other codes that Client uses to access the Services. Any loss or compromise of the foregoing information and/or Client’s personal information may result in unauthorized access to Client’s Custodial Account by third parties and the loss or theft of Digital Assets or Fiat Currency. Client is responsible for keeping Client’s email address and telephone number up to date in Client’s profile in order to receive any notices or alerts that Custodian may send Client. Custodian assumes no responsibility for any loss that Client may sustain due to compromise of login credentials due to no fault of Custodian and/or failure to follow or act on any notices or alerts that Custodian may send to Client. In the event Client believes Client’s Custodial Account information has been compromised, Client will contact Custodian Support immediately at security@bitgo.com.

(B)
Client will ensure that all Authorized Persons will be adequately trained to safely and securely access the Services, including understanding of general security principles regarding passwords and physical security of computers, keys, and personnel.

(C)
Client will immediately notify Custodian of any unauthorized access, use or disclosure of Client’s Account credentials, or any relevant breach or suspected breach of security (including breach of Client’s systems, networks or developer applications). Client will provide Custodian with all relevant information Custodian reasonably requests to assess the security of the assets, Custodial Accounts and wallets.

3.6.
Taxes.

Client is solely responsible for any taxes applicable to Client for any deposits or withdrawals Client conducts through the Custodial Services, and for withholding, collecting, reporting, and/or remitting the correct amount of taxes to the appropriate tax authorities. Client’s deposit and withdrawal history is available by accessing Client’s Custodial Account through the Company Site or by contacting Custodian directly.

3.7.
Third Party Providers.

Client acknowledges and agrees that the Services may be provided from time to time by, through or with the assistance of affiliates of or vendors to Custodian, including BitGo Inc. as described above. Custodian shall remain liable for its obligations under this Agreement in the event of any breach of this Agreement caused by such affiliates or any vendor.

3.8.
Developer Applications.
(A)
Subject to Custodian’s acceptance of Client as a developer, and subject to Client’s performance of its obligations under this Agreement, Custodian grants Client a nonassignable, non-transferrable, revocable, personal and non-exclusive license under Custodian’s applicable intellectual property rights to use and reproduce the Custodian software development kit for Developer Applications.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(B)
Client agrees that all end users of any Developer Application will be subject to the same use restrictions that bind Client under this Agreement (including under Section 3.4 (Prohibited Use) and Appendix 1).

(C)
Client is solely responsible and has sole liability for Client’s end users that access or use the Services via the Developer Application and all acts or omissions taken by such end users will be deemed to have been taken (or not taken) by Client. Client is responsible for the accuracy, quality and legality of Developer Application content and user data. Client will comply with, and ensure that Client’s Developer Application and end users comply with all Applicable Law.

4.
CUSTODIAN OBLIGATIONS.

4.1.
Insurance.

Throughout the term, Custodian will maintain insurance coverage in such types and amounts as are commercially reasonable for the Custodial Services provided hereunder (the “Insurance Policies”). Client acknowledges that any insurance related to theft of Digital Assets will apply to Custodial Services only (where keys are held by Custodian) and not Wallet Services for non-custodial accounts (where keys are held by Client).

4.2.
Standard of Care.

Custodian will perform its obligations under this Agreement consistent with the professional skill and care provided by other reputable custodians of digital assets. Subject to the terms of this Agreement, Custodian shall not be responsible for any loss or damage suffered by Client as a result of the Custodian performing such duties unless it results from (i) a breach of this Agreement; or (ii) an act of negligence, fraud, or willful misconduct on the part of the Custodian. Custodian shall not be responsible for the title, validity or genuineness of any of the Digital Assets or Fiat Currency (or any evidence of title thereto) received or delivered by it pursuant to this Agreement.

4.3.
Safekeeping of Digital Assets.

Custodian shall keep in safe custody on behalf of Client all Digital Assets received by Custodian. All Digital Assets credited to the Custodial Account shall:

(i)
be held in the Custodial Account at all times, and the keys with respect to the Custodial Account shall be held by Custodian;
(ii)
be labeled or otherwise appropriately identified as being held for Client;
(iii)
be held in the Custodial Account on a non-fungible basis, except with respect to Digital Assets specifically moved into shared accounts by Client;
(iv)
not be commingled with other Digital Assets held by Custodian, whether held for Custodian’s own account or the account of other clients other than Client, except with respect to Digital Assets specifically moved into shared accounts by Client; and
(v)
not without the prior written consent or instruction of Client be deposited or held with any third-party depositary, custodian, clearance system or wallet.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

4.4.
Business Continuity Plan.

Custodian has established a business continuity plan that will support its ability to conduct business in the event of a significant business disruption (“SBD”). This plan is reviewed and updated annually, and can be updated more frequently, if deemed necessary by Custodian in its sole discretion. Should Custodian be impacted by an SBD, Custodian aims to minimize business interruption as quickly and efficiently as possible. To receive more information about Custodian’s business continuity plan, please send a written request to security@bitgo.com.

4.5.
Client Instructions.

Custodian shall not transfer or move Digital Assets, including as part of Custodian’s maintenance, routine or otherwise, or upgrades, absent: (i) Client’s prior Instructions; (ii) a Data Security Event (as defined hereinafter); (iii) as otherwise agreed by Client or set forth in this Agreement; (iv) after the occurrence of a default, event of default, or similar event with respect to this Agreement or any other agreement with Custodian or an affiliate of Custodian; or (v) in accordance with any applicable laws, rules, regulations, court order or binding order of a government authority.

5.
TERM; TERMINATION.

5.1.
Initial Term; Renewal Term.

This Agreement will commence on the Effective Date and will continue for one (1) year, unless earlier terminated in accordance with the terms of this Agreement (the “Initial Term”). After the Initial Term, this Agreement will automatically renew for successive one-year periods (each a “Renewal Term”), unless either party notifies the other of its intention not to renew at least sixty (60) days prior to the expiration of the then-current Term. “Term” means the Initial Term and any Renewal Term.

5.2.
Termination.

Either party may terminate this Agreement (i) if the other party breaches a material term of this Agreement and fails to cure such breach within thirty (30) or (ii) for any reason and at any time by providing notice of intent to terminate this Agreement in at least ninety (90), in each case, calendar days following written notice thereof from the other party (provided that, Client may terminate this Agreement immediately following receipt of notice or completion of a Change of Control Transaction under Section 12.6(b) below).

5.3.
Suspension, Termination, or Cancellation by Custodian.

(A)
Upon thirty (30) days prior written notice to Client (except with respect to Sections 5.3(A)(i), 5.3(A)(ii), and 5.3A(iii) which shall not require such notice) Custodian may suspend or restrict Client’s access to the Custodial Services and/or deactivate, terminate or cancel Client’s Custodial Account if:

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(i)
Custodian is so required by a facially valid subpoena, court order, or binding order of a government authority;
(ii)
Custodian reasonably suspects Client of using Client’s Custodial Account in connection with a Prohibited Use or Prohibited Business, as set forth in Appendix 1 to this Agreement;
(iii)
Custodian perceives a risk of legal or regulatory non-compliance associated with Client’s Custodial Account activity or the provision of the Custodial Account to Client by Custodian (including but not limited to any risk perceived by Custodian in the review of any materials, documents, information, statements or related materials provided by Client after execution of this Agreement);
(iv)
Custodian service partners are unable to support Client’s use;
(v)
Client takes any action that Custodian deems as circumventing Custodian’s controls, including, but not limited to, opening multiple Custodial Accounts, abusing promotions which Custodian may offer from time to time, or otherwise misrepresenting of any information set forth in Client’s Custodial Account; or
(vi)
Client fails to pay fees for a period of 90 days.

(B)
If Custodian suspends or restricts Client’s access to the Custodial Services and/or deactivates, terminates or cancels Client’s Custodial Account for any reason, Custodian will provide Client with notice of Custodian’s actions via email unless prohibited by Applicable Law. Client acknowledges that Custodian’s decision to take certain actions, including limiting access to, suspending, or closing Client’s Custodial Account, may be based on confidential criteria that are essential to Custodian’s compliance, risk management, or and security protocols. Client agrees that Custodian is under no obligation to disclose the details of any of its internal risk management and security procedures to Client.

(C)
If Custodian terminates Client's Custodial Account, this Agreement will automatically terminate on the later of (i) the effective date of such cancellation or (ii) the date on which all of Client’s funds are withdrawn.

5.4 Effect of Termination

On termination of this Agreement, (A) Client will withdraw Digital Assets and Fiat Currency associated with Client’s Custodial Account within ninety (90) days after Custodial Account termination or cancellation unless such withdrawal is prohibited by Applicable Law (including but not limited to applicable sanctions programs or a facially valid subpoena, court order, or binding order of a government authority); (B) Client will pay all fees owed or accrued to Custodian through the date of Client’s withdrawal of funds, which may include any applicable withdrawal fee; (C) Client authorizes Custodian to cancel or suspend any pending deposits or withdrawals as of the effective date of termination; and (D) the definitions set forth in this Agreement and Sections 1.6, 1.7, 5.4, 6, 8, 9.1, 10, 11, and 12 will survive.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

6.
DISPUTE RESOLUTION.

THE PARTIES AGREE THAT ALL CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE USE OF THE SERVICES (“DISPUTES”), WHETHER ARISING PRIOR, ON, OR SUBSEQUENT TO THE EFFECTIVE DATE, SHALL BE

ARBITRATED AS FOLLOWS: The Parties irrevocably agree to submit all Disputes between them to binding arbitration conducted under the Commercial Dispute Resolution Procedures of the American Arbitration Association (the “AAA”), including the Optional Procedures for Large Complex Commercial Disputes. The place and location of the arbitration shall be in New York, New York. All arbitration proceedings shall be closed to the public and confidential and all related records shall be permanently sealed, except as necessary to obtain court confirmation of the arbitration award. The arbitration shall be conducted before a single arbitrator selected jointly by the parties. The arbitrator shall be a retired judge with experience in custodial and trust matters under New York law. If the parties are unable to agree upon an arbitrator, then the AAA shall choose the arbitrator. The language to be used in the arbitral proceedings shall be English. The arbitrator shall be bound to the strict interpretation and observation of the terms of this Agreement and shall be specifically empowered to grant injunctions and/or specific performance and to allocate between the parties the costs of arbitration, as well as reasonable attorneys’ fees and costs, in such equitable manner as the arbitrator may determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either party shall have the right, without waiving any right or remedy available to such party under this Agreement or otherwise, to seek and obtain from any court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such party, pending the selection of the arbitrator hereunder or pending the arbitrator’s determination of any dispute, controversy or claim hereunder.

7.
REPRESENTATIONS, WARRANTIES, AND COVENANTS.

7.1.
By Client.

Client represents, warrants, and covenants to Custodian that:

(A)
Client operates, to Client’s best knowledge, in material compliance with all Applicable Law in each jurisdiction in which Client operates, including without limitation applicable securities and commodities laws and regulations, efforts to fight the funding of terrorism and money laundering, sanctions regimes, licensing requirements, and all related regulations and requirements.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(B)
To the extent Client creates receive addresses to receive Digital Assets from third- parties, Client, to its best knowledge, represents and warrants that the receipt of said Digital Assets is based on lawful activity.

(C)
Client shall have conducted and satisfied any and all due diligence procedures required by Applicable Law with respect to such third parties prior to placing with Custodian any Digital Assets or Fiat Currency associated with such third party.

(D)
Client will not to its best knowledge use any Services for any illegal activity, including without limitation illegal gambling, money laundering, fraud, blackmail, extortion, ransoming data, the financing of terrorism, other violent activities or any prohibited market practices, including without limitation the prohibited activities and business set forth in Appendix 1.

(E)
To its best knowledge Client is currently in material good standing with all relevant government agencies, departments, regulatory or supervisory bodies in all relevant jurisdictions in which Client does business;

(F)
Client will as promptly as reasonably practicable provide such information as Custodian may reasonably request from time to time regarding: (i) Client’s policies, procedures, and activities which relate to the Custodial Services in any manner, as determined by Custodian in its sole and absolute discretion; and (ii) any transaction which involves the use of the Services, to the extent reasonably necessary to comply with Applicable Law, or the guidance or direction of, or request from any regulatory authority or financial institution, provided that such information may be redacted to remove confidential commercial information not relevant to the requirements of this Agreement;

(G)
Client either owns or possesses lawful authorization to transact with all Digital Assets involved in the Custody Transactions;

(H)
Client has the full capacity and authority to enter into and be bound by this Agreement and the person executing or otherwise accepting this Agreement for Client has full legal capacity and authorization to do so;

(I)
All information for the purposes of completing Custodian’s AML/KYC on-boarding obligations provided by Client to Custodian is complete, true, and accurate in all material respects, including with respect to the ownership of Client; and

(J)
Client is not owned in part or in whole, nor controlled by any person or entity that is, nor is it conducting any activities on behalf of, any person or entity that is (i) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or any other Governmental Authority with jurisdiction over Custodian or its affiliates with respect to U.S. sanctions

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

laws; (ii) identified on the Denied Persons, Entity, or Unverified Lists of the U.S. Department of Commerce’s Bureau of Industry and Security; or (iii) located, organized or resident in a country or territory that is, or whose government is, the subject of U.S. economic sanctions, including, without limitation, the Crimean, Donetsk, and Luhansk regions of Ukraine, Cuba, Iran, North Korea, or Syria.

7.2.
By Custodian.

Custodian represents, warrants, and covenants to Client that:

(A)
Custodian will safekeep the Digital Assets and segregate all Digital Assets from both the: (i) property of Custodian; and (ii) assets of other customers of Custodian, except for Digital Assets specifically moved into shared accounts by Client;

(B)
Custodian operates, to Custodian’s best knowledge, in material compliance with all applicable laws, rules, and regulations in each jurisdiction in which Custodian operates, including U.S. securities laws and regulations, as well as any applicable state and federal laws, including, but not limited to, U.S. efforts to fight the funding of terrorism and money laundering, and USA PATRIOT Act and Bank Secrecy Act requirements.

(C)
To its best knowledge, Custodian is currently in material good standing with all relevant government agencies, departments, regulatory or supervisory bodies in all relevant jurisdictions in which Custodian does business,

(D)
Custodian will maintain adequate capital and reserves to the extent required by Applicable Law;

(E)
Custodian is a custodian of the Digital Assets stored by Client in the Custodial Account, has no right, interest, or title in such Digital Assets (unless otherwise agreed in writing by Client, and will not reflect such Digital Assets as an asset on the balance sheet of the Custodian;

(F)
Custodian will not, directly or indirectly, lend, pledge, hypothecate or re-hypothecate any Digital Assets unless otherwise agreed or instructed by Client;

(G)
Custodian is a national banking association and trust company duly organized and validly existing under the laws of the United States, and is chartered and supervised by the Office of the Comptroller of the Currency;

(H)
Custodian has the full capacity and authority to enter into and be bound by this Agreement and the person executing or otherwise accepting this Agreement for Custodian has full legal capacity and authorization to do so;

(I)
Custodian will maintain records and bookkeeping of the Custodial Services as

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

required by applicable law and in accordance with Custodian’s internal document retention policies;

(J)
Custodian possesses, and will maintain, all consents, permits, licenses, registrations, authorizations, approvals and exemptions required by any governmental agency, regulatory authority or other party necessary for it to operate its business and engage in the business relating to its provision of the Custodial Services;

(K)
Materials prepared in response to Client’s due diligence questions solely with respect to the Custodial Services, are accurate in all material respects at the time such responses were given; and

(L)
Any external fund movement into Client’s Custody Account(s) at Custodian will be subject to sanctions screening check performed by Custodian, prior to any transfer, reasonably designed to ensure that any Digital Asset in-kind transactions did not, directly originate from persons, entities or countries that are the target or subject of sanctions or any country embargoes, or knowingly associated with such persons, entities or countries, or otherwise in violation of any sanctions Laws. In the event sanctions screening results in a Digital Asset in-kind transaction determined to be in violation of any sanctions laws, Custodial will provide notice Client (unless prohibited by Applicable Law), which notice may be in the form of an electronic alert or other action with respect to Client’s Custody Account.

7.3.
Notification.

Without limitation of either party’s rights or remedies, each party shall reasonably promptly notify the other party if, at any time after the Effective Date, any of the representations, warranties, or covenants made by it under this Agreement fail to be true and correct as if made at and as of such time. Such notice shall describe in reasonable detail such representation, warranty, or covenant affected, the circumstances giving rise to such failure and the steps the notifying party has taken or proposes to take to rectify such failure.

8.
DISCLAIMER.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, CUSTODIAN SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT. CUSTODIAN DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT ACCESS TO THE COMPANY SITE, ANY PART OF THE SERVICES, OR ANY OF THE MATERIALS CONTAINED IN ANY OF THE FOREGOING WILL BE CONTINUOUS, UNINTERRUPTED, OR TIMELY; BE COMPATIBLE OR WORK WITH ANY

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SOFTWARE, SYSTEM OR OTHER SERVICES; OR BE SECURE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE.

8.1.
Computer Viruses.

Custodian shall not bear any liability, whatsoever, for any damage or interruptions caused by any computer viruses, spyware, scareware, Trojan horses, worms or other malware that may affect Client’s computer or other equipment, or any phishing, spoofing or other attack, unless such damage or interruption results from Custodian’s (i) breach of this Agreement or (ii) negligence, fraud, or willful misconduct. Custodian advises the regular use of a reputable and readily available virus screening and prevention software. Client should also be aware that SMS and email services are vulnerable to spoofing and phishing attacks and should use care in reviewing messages purporting to originate from Custodian. Client should always log into Client’s Custodial Account through the Company Site to review any deposits or withdrawals or required actions if Client has any uncertainty regarding the authenticity of any communication or notice.

9.
CONFIDENTIALITY, PRIVACY, DATA SECURITY.

9.1.
Confidentiality.

(A)
As used in this Agreement, “Confidential Information” means any non-public, confidential or proprietary information of a party (“Discloser”) including, without limitation information relating to Discloser, the fact that such Discloser is the beneficial owner of any Digital Assets, any information concerning its Digital Assets or cash positions, any banking or other relationships business operations or business relationships, financial information, pricing information, business plans, customer lists, data, records, reports, trade secrets, trade and other transaction data software, formulas, inventions, techniques, and strategies or any information from which any such information could be derived by a third party. A party receiving Confidential Information of Discloser (“Recipient”) will not disclose it to any unrelated third party without the prior written consent of the Discloser, except as provided in subsection (B) below and has policies and procedures reasonably designed to create information barriers with respect to such party’s officers, directors, agents, employees, affiliates, consultants, contractors and professional advisors. Recipient will protect such Confidential Information from unauthorized access, use and disclosure. Recipient shall not use Discloser’s Confidential Information for any purpose other than to perform its obligations or exercise its rights under this Agreement. The obligations herein shall not apply to any: (i) information that is or becomes generally publicly available through no fault of Recipient; (ii) information that Recipient obtains from a third party (other than in connection with this Agreement) that, to recipient's best knowledge, is not bound by a confidentiality agreement prohibiting such disclosure; or (iii) information that is independently developed or acquired by Recipient without the use of or reference to Confidential Information provided by the disclosing party; (iv) disclosure with the prior written consent of the disclosing party; or (v) disclosures which are required by applicable law, rule or regulation, provided that the disclosing party comply with the notification procedures set forth in this Section 9.1(A). For the avoidance of doubt, the parties acknowledge that the terms of this Agreement are Confidential Information.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

(B)
Notwithstanding the foregoing, Recipient may disclose Confidential Information of Discloser to the extent required under Applicable Law; provided, however, Recipient shall first notify Discloser (to the extent legally permissible) and shall afford Discloser a reasonable opportunity to seek a protective order or other confidential treatment. For the purposes of this Agreement, no affiliate of Custodian shall be considered a third party and Custodian may share Client’s Confidential Information with affiliates, as authorized by Client; provided that Custodian causes such entity to undertake the obligations in this Section 9.1.

(C)
Confidential Information includes all documents and other tangible objects containing or representing Confidential Information and all copies or extracts thereof or notes derived therefrom that are in the possession or control of Recipient and all of the foregoing shall be and remain the property of the Discloser. Confidential Information shall include the existence and the terms of this Agreement. At Discloser’s request or on termination of this Agreement (whichever is earlier), Recipient shall return or destroy all Confidential Information; provided, however, Recipient may retain copies of Confidential Information: (i) if required by law or regulation, or (ii) pursuant to a bona fide and consistently applied document retention policy or regular backup of data storage systems; provided, further, that in either case, any Confidential Information so retained shall remain subject to the confidentiality obligations of this Agreement. For the avoidance of doubt, aggregated Depersonalized Information (as hereinafter defined) shall not be Confidential Information. “Depersonalized Information'' means data provided by or on behalf of Client in connection with the Custodial Services and all information that is derived from such data, that has had names and other personal information removed such that it is not reasonably linkable to any person, company, or device.

9.2.
Privacy.

Client acknowledges that Client has read the BitGo Privacy Notice, available at https://www.bitgo.com/privacy.

9.3.
Security.

Custodian has implemented and will maintain a reasonable information security program that includes policies and procedures that are reasonably designed to safeguard Custodian’s electronic systems and Client’s Confidential Information from, among other things, unauthorized disclosure, access, or misuse, including, by Custodian and its affiliates. In the event of a [In the event of a Data Security Event (defined below), Custodian shall promptly (subject to any legal or regulatory requirements) notify Client in writing at the email addresses of each Authorized Representative and such notice shall include the following information: (i) the timing and nature of the Data Security Event, (ii) the information related to Client that was compromised, including the names of any individuals’ acting on Client’s behalf in his or her corporate capacity whose personal information was compromised, (iii) when the Data Security Event was discovered, and (iv) remedial actions that have been taken and that Custodian plans to take. “Data Security Event” is defined as any event whereby (a) an unauthorized person (whether within Custodian or a third party) acquired or accessed Client’s information, (b) Client’s information is otherwise lost, stolen

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

or compromised or (c) Custodian’s Chief Risk Officer, or other senior security officer of a similar title, is no longer employed by Custodian and is not replaced within a reasonable amount of time or the departure is expected to have a material adverse effect on Custodian’s ability to provide the Services, and Custodian shall provide all notices required under Applicable Law

9.4.
Annual Certificate and Report.

For the year 2026, and for each year thereafter, no more than once per calendar year, Client shall be entitled to request that Custodian provide a copy of its most recent Services Organization Controls (“SOC”) 1 report and SOC 2 report, (together, the “SOC Reports”), and promptly deliver to Client a copy thereof by December 31 of each year. The SOC 1 and SOC 2 reports shall not be dated more than one year prior to such request. Custodian reserves the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that Custodian does not deliver a SOC 1 Report or SOC 2 Report, as applicable, Client shall be entitled to terminate this Agreement.

Upon request of Client, which request shall occur no more than once per calendar year, Custodian shall deliver to Client a certificate signed by a duly authorized officer, which certificate shall certify that the representations and warranties of Custodian contained in Section 7.2 of this Agreement are true and correct on and as of the date of such certificate and have been true and correct throughout the preceding year, but only to the extent that the representations and warranties of Custodian contained in Section 7.2 are not expressly addressed in the SOC Reports.

9.5.
Inspection and Auditing.

To the extent Custodian may legally do so, it shall permit auditors, including Client’s internal auditors, or third-party accountants, upon thirty (30) days’ advance written notice, to inspect, take extracts from and audit the records maintained pursuant to this Agreement, and take such steps as necessary to verify that satisfactory internal control system and procedures are in place, as Client may reasonably request.

9.6.
Client shall reimburse Custodian (A) for all reasonable expenses incurred in connection with Section 9.5 and (B) for reasonable time spent by Custodian’s employees or consultants in connection with Section 9.5 at reasonable hourly rates to be agreed upon by Client and Custodian. Any such audit will be conducted during normal business hours and in a manner designed to cause minimal disruption to Custodian’s ordinary business activities. The scope of any such audit will be jointly agreed to by Client and Custodian in advance of any audit, provided that neither party shall be unreasonable with respect to the scope of such audit, and shall not include items other than those relevant to the Custodial Services that Custodian provides to Client. Nothing in this section shall be interpreted to require Custodian to disclose trade secrets, information related to other clients, provide access to secure facilities or services (such as “vault” locations), or otherwise impair the security or availability of services Custodian offers to other clients, provided that Custodian will use reasonable efforts to provide Client with such information or substantially equivalent information in a manner that does not violate the foregoing
9.7.
For the year 2026, and for each year thereafter, no more than once per calendar year,

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Client shall be entitled to request that Custodian provide a copy of its most recent Services Organization Controls (“SOC”) 1 report and SOC 2 report, (together, the “SOC Reports”), and promptly deliver to Client a copy thereof by December 31 of each year. The SOC 1 and SOC 2 reports shall not be dated more than one year prior to such request. Custodian reserves the right to combine the SOC 1 and SOC 2 reports into a comprehensive report. In the event that Custodian does not deliver a SOC 1 Report or SOC 2 Report, as applicable, Client shall be entitled to terminate this Agreement. Client may also request letters of representation regarding any known changes or conclusions to the SOC Reports on a quarterly basis between SOC reports (“SOC Bridge Letters”).
9.8.
Custodian Audit Reports. At Client’s request Custodian shall, as soon as reasonably practicable after receipt of any audit report prepared by its internal or independent auditors pursuant to Custodian’s annual audit or otherwise, provide Client notification if such audit report reveals any material deficiencies or makes any material objections, furnish to Client a report stating the nature of such deficiencies or such objections, and describing the steps taken or to be taken to remedy the same. Such audit report will be deemed Confidential Information of Custodian.
9.9.
Material Adverse Effect.

Custodian shall give Client notice as promptly as reasonably practicable of any event, occurrence, development or state of circumstances or facts that has a Material Adverse Effect” unless prohibited by Applicable Law or court order. Such notice shall reasonably describe such change in business conduct, event, occurrence, development, or state of circumstances or facts.

“Material Adverse Effect” means a material adverse effect on:

(i) the financial condition, business, or results of operations of Custodian;

(ii) Custodian’s safekeeping of the Digital Assets; or

(iii) Custodian’s ability to provide the services contemplated by this Agreement.

provided, however, that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: any event, change, circumstance, effect or other matter resulting from or related to (i) any outbreak or escalation of war or major hostilities or any act of terrorism, (ii) changes in any laws, GAAP or enforcement or interpretation thereof, (iii) changes that generally affect the industries and markets in which Custodian operates, (iv) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (v) any failure, in and of itself, of Custodian to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be considered in determining whether there has been a Material Adverse Effect), or (vi) any action taken in accordance with this Agreement or at the written request of, or consented in writing to by, Client.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Any such notice of notice of a Material Adverse Effect (including the existence thereof) shall constitute the Confidential Information of Custodian and shall be subject to the Confidentiality provisions of this Agreement.

9.10.
Restrictions on Use of Client Data in Artificial Intelligence Systems.

Custodian shall not use any artificial intelligence or machine learning system ("AI System") in connection with Client's Confidential Information without Client's prior written approval. If Client provides such approval, the following restrictions shall apply: (i) Custodian shall not use Client's Confidential Information to train, fine-tune, validate, benchmark, evaluate, or otherwise develop or improve any AI System, whether operated by Custodian, any Affiliate, or any third party; and (ii) Custodian shall not use Client's Confidential Information in connection with any AI System unless such AI System is operated exclusively pursuant to an enterprise agreement that contractually prohibits the AI vendor from using Client's Confidential Information, inputs, or outputs to train, fine-tune, or otherwise improve any model, guarantees logical isolation of Client's Confidential Information within Custodian's dedicated tenant environment, and imposes confidentiality obligations on the AI vendor no less protective than those set forth in Section 9.1. Compliance with this Section shall be included in the annual officer certification delivered pursuant to Section 9.4, and Client's audit rights under Sections 9.5 and 9.6 shall extend to Custodian's AI governance policies and enterprise AI vendor agreements. Breach of this Section shall constitute a material breach of this Agreement, and Client shall be entitled to seek injunctive relief without posting bond, it being agreed that violations may cause irreparable harm not adequately compensable by monetary damages alone. The obligations of this Section shall survive termination of this Agreement for so long as Custodian retains any Confidential Information of Client.

10.
INDEMNIFICATION.

10.1.
Indemnities.
(A)
Client will indemnify and hold harmless Custodian, its affiliates and service providers, and each of its or their respective officers, directors, agents, employees, and representatives (collectively the “Custodian Indemnitees”) from and against any liabilities, damages, losses, costs and expenses, including but not limited to reasonable and documented attorneys' fees and costs and any fines, fees or penalties (including, without limitation, any of the foregoing imposed by any regulatory authority of relevant jurisdiction) (collectively, “Losses”), arising out of or incurred in connection with, and defend each of them from and against any third-party claim, demand, action or proceeding (a “Claim”) arising out of or related to (i) Client’s material breach of this Agreement, (ii) any material breach or inaccuracy of any of Client’s representations, warranties or covenants in this Agreement; (iii) Client’s violation of any Applicable Law, or the rights of any third party, or (iv) any Dispute between Client and a third party to the extent arising from Client’s gross negligence, fraud, or willful misconduct; in each case, except where such Claim or Losses directly result from the gross negligence, fraud or willful misconduct of Custodian.

(B)
In addition, in connection with any Developer Application, Client will indemnify and hold harmless the Custodian Indemnitees from and against any Losses arising out of any Claim arising

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

out of or related to (i) Client’s content, Developer Application, trademarks, logos or marks infringing any third party intellectual property rights; (ii) Client’s development, marketing, operation, use, licensing, support or distribution of Client’s Developer Application; (iii) a dispute between Client and any end user to the extent arising from Client’s breach, gross negligence, fraud, or willful misconduct; (iv) a security breach of involving a Developer Application or Client’s computers, or systems; or (v) the unauthorized use, access or disclosure of confidential or personal information, private keys, or authentication credentials held by Client or Client’s computers or systems; in each case, except where such Claim or Losses arise from the gross negligence, fraud or willful misconduct of Custodian.

(C)
Custodian agrees to indemnify and hold harmless Client, its affiliates and service providers, and each of its or their respective officers, directors, agents, employees, joint venturers, and representatives, (collectively the “Client Indemnitees”) harmless from any Claim resulting from a third-party claim or third-party demand (including reasonable and documented attorneys’ fees and any fines, fees or penalties imposed by any regulatory authority) arising out of (i) Custodian’s breach of this Agreement, (ii) any breach or inaccuracy in any of Custodian’s representations or warranties or covenants in this Agreement, (iii) Custodian’s violation of any Applicable Law, or the rights of any third party including third party intellectual property rights, (iv) any Dispute between Client and a third party; (v) Custodian’s gross negligence, fraud or willful misconduct in connection with the Services; or (vi) any security breach of Custodian’s systems or controls affecting Client assets or accounts; except where such claim directly results from the gross negligence, fraud or willful misconduct of Client.

10.2.
Indemnification Process.
(A)
Each Party shall : (i) provide the other Party with prompt notice of any indemnifiable Claim under Section 10.1 (provided that the failure to provide prompt notice shall only relieve the indemnifying Party of its obligation to the extent it is materially prejudiced by such failure and can demonstrate such prejudice); (ii) permit the indemnifying Party to assume and control the defense of such action upon indemnifying Party’s written notice to the other Party of indemnifying Party’s intention to indemnify, with counsel acceptable to the other Party in its reasonable discretion; and (iii) upon indemnifying Party’s written request, and at no expense to the other Party, provide to indemnifying Party all available information and assistance reasonably necessary for indemnifying Party to defend such Claim. The other Party shall be permitted to participate in the defense and settlement of any Claim with counsel of the other Party’s choice at the other Party’s expense (unless such retention is necessary because of Client’s failure to assume the defense of such indemnifying Party, in which event indemnifying Party shall be responsible for all such fees and costs). Indemnifying Party will not enter into any settlement or compromise of any such indemnifying Party, which settlement or compromise would result in any liability to any other Party or constitute any admission of or stipulation to any guilt, fault or wrongdoing, without the other Party’s prior written consent.

11.
LIMITATIONS OF LIABILITY.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

11.1 EXCEPT WITH RESPECT TO EXCLUDED LIABILITIES AND SUBJECT TO SECTIONS 11.2 AND 11.3, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES AND SERVICE PROVIDERS, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS, JOINT VENTURERS, EMPLOYEES OR REPRESENTATIVES, BE LIABLE

(A)
FOR ANY AMOUNT GREATER THAN THE AGGREGATE FEES PAID OR PAYABLE TO CUSTODIAN UNDER THIS AGREEMENT DURING THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE FIRST INCIDENT GIVING RISE TO SUCH LIABILITY), OR

(B)
FOR ANY LOST PROFITS OR ANY SPECIAL, INCIDENTAL, INDIRECT, INTANGIBLE, OR CONSEQUENTIAL DAMAGES, WHETHER BASED IN CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH AUTHORIZED OR UNAUTHORIZED USE OF THE COMPANY SITE, THE SERVICES, OR THIS AGREEMENT, EVEN IF AN AUTHORIZED REPRESENTATIVE OF CUSTODIAN HAS BEEN ADVISED OF OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES.

THE “EXCLUDED LIABILITIES” MEANS (X) WITH RESPECT TO CLIENT (1) ANY OUTSTANDING COMMISSIONS OR FEES OWED BY CLIENT UNDER THIS AGREEMENT AND (2) CLIENT’S VIOLATION OF APPLICABLE LAW; AND (Y) WITH RESPECT TO CUSTODIAN: (1) CUSTODIAN’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 10; (2) CUSTODIAN’S BREACH OF ITS CONFIDENTIALITY OR DATA SECURITY OBLIGATIONS; AND (3) CUSTODIAN’S VIOLATION OF APPLICABLE LAW.

11.2
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN SECTION (A) OF SECTION 11.1, CUSTODIAN SHALL BE LIABLE TO CLIENT FOR THE LOSS OF ANY DIGITAL ASSETS ON DEPOSIT IN CLIENT’S CUSTODIAL ACCOUNT TO THE EXTENT THAT CUSTODIAN CAUSED SUCH LOSS THROUGH ITS NEGLIGENCE, FRAUD, OR WILLFUL MISCONDUCT, AND CUSTODIAN SHALL BE REQUIRED TO RETURN TO CLIENT A QUANTITY OF DIGITAL ASSETS EQUAL TO THE QUANTITY OF ANY SUCH LOST DIGITAL ASSETS

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE CUSTODIAN CUSTODIAL SERVICES ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS WITHOUT ANY REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR STATUTORY. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, CUSTODIAN SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR NON-INFRINGEMENT. EXCEPT AS PROVIDED HEREIN, CUSTODIAN DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT ACCESS TO THE SITE, ANY PART OF THE CUSTODIAN CUSTODIAL SERVICES, OR ANY OF THE MATERIALS CONTAINED THEREIN, WILL BE CONTINUOUS, UNINTERRUPTED, OR TIMELY; OR BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEM OR OTHER SERVICES; OR BE SECURE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR-FREE.

IN ADDITION TO THE LIMITATIONS SPECIFIED ABOVE, FOR SO LONG THAT A COLD STORAGE ADDRESS HOLDS AN EXCESS OF ONE HUNDRED AND FIFTY MILLION US

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

DOLLARS (US$150,000,000) (THE “COLD STORAGE THRESHOLD”) FOR A PERIOD OF FIVE (5) CONSECUTIVE BUSINESS DAYS OR MORE WITHOUT BEING REDUCED TO THE COLD STORAGE THRESHOLD OR LOWER, CUSTODIAN'S MAXIMUM LIABILITY FOR SUCH COLD STORAGE ADDRESS SHALL BE LIMITED TO THE COLD STORAGE THRESHOLD EXCEPT TO THE EXTENT SUCH LOSS RESULTS FROM CUSTODIAN’S NEGLIGENCE, FRAUD, OR WILLFUL MISCONDUCT. AS A BEST PRACTICE, CUSTODIAN RECOMMENDS LIMITING THE VALUE OF DIGITAL ASSETS DEPOSITED IN EACH COLD STORAGE ADDRESS TO LESS THAN ONE HUNDRED AND TWENTY FIVE MILLION US DOLLARS (US$125,000,000). IF ELECTED BY CLIENT, AT NO ADDITIONAL COST TO CLIENT, CUSTODIAN WILL PROVIDE CLIENT WITH ALL NECESSARY ASSISTANCE TO IMPLEMENT SUCH LIMITATIONS, INCLUDING NOTIFYING CLIENT IN WRITING IF THE VALUE OF DIGITAL ASSETS DEPOSITED IN A COLD STORAGE ADDRESS EXCEEDS THE COLD STORAGE THRESHOLD.

11.3 EXCEPTIONS TO EXCLUSIONS AND LIMITATIONS OF LIABILITY.

IN ADDITION TO THE LIABILITY SET FORTH IN SECTIONS 11.1 AND 11.2, EACH OF CUSTODIAN AND CLIENT SHALL BE LIABLE FOR THEIR FRAUD, WILLFUL MISCONDUCT, OR GROSS NEGLIGENCE, WHICH SHALL NOT BE SUBJECT TO THE LIMITATIONS AND EXCLUSION OF LIABILITY SET FORTH IN THIS AGREEMENT.

12.
MISCELLANEOUS.

12.1.
Notice.

All notices under this Agreement shall be given in writing, in the English language, and shall be deemed given when personally delivered, when sent by email, or three days after being sent by prepaid certified mail or internationally recognized overnight courier to the addresses set forth in the signature blocks below (or such other address as may be specified by party following written notice given in accordance with this Section) if to Client, to:

Grayscale Investments Sponsors, LLC

290 Harbor Drive, 4th Floor

Stamford, CT 06902

Attention: E-mail: [***]

WITH A MANDATORY COPY OF ALL LEGAL NOTICES TO:

[***]

if to Custodian, to the address and notice details in the signature block.

12.2.
Publicity.

Custodian hereby consents to Client’s use of Custodian’s name and/or approved logos or promotional materials to identify Custodian as its custodial service provider as contemplated by this

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Agreement. In the event Custodian would like to identify Client as a customer of the Services, including in marketing and/or investor materials, Custodian may submit a written permission request to Client for a limited, revocable license; provided that no such permission shall be required to the extent that the relationship between Client and Custodian is publicly disclosed by Client and Custodian only describes the relationship in substantially similar terms as Client’s public disclosure. Notwithstanding anything contained herein or any permission that may be granted on behalf of Client, Client may revoke its consent to any such publicity under this Section at any time and for any reason upon notice, and Custodian will cease any further use of Custodian’s name, logos, and trademarks and remove all references and/or postings identifying Custodian as soon as possible.

12.3.
Entire Agreement.

This Agreement, any appendices or attachments to this Agreement, the BitGo Privacy Policy, and all disclosures, notices or policies available on the BitGo website that are specifically referenced in this Agreement, comprise the entire understanding and agreement between Client and Custodian as to the Custodial Services, and supersedes any and all prior discussions, agreements, and understandings of any kind (including without limitation any prior versions of this Agreement) and every nature between and among Client and Custodian with respect to the subject matter hereof. Section headings in this Agreement are for convenience only and shall not govern the meaning or interpretation of any provision of this Agreement.

12.4.
No Waiver.

The waiver by a party of any breach or default will not constitute a waiver of any different or subsequent breach or default.

12.5.
Amendments.

Any modification or addition to this Agreement must be in a writing signed by a duly authorized representative of each of the parties. Client agrees that Custodian shall not be liable to Client or any third party for any modification or termination of the Custodial Services, or suspension or termination of Client’s access to the Custodial Services, except to the extent otherwise expressly set forth herein.

12.6.
Assignment.

Client may not assign any rights and/or licenses granted under this Agreement without the prior written consent of Custodian. Custodian may not assign any of its rights without the prior written consent of Client; except that Custodian may assign this Agreement without the prior consent of Client to any Custodian affiliates or subsidiaries whereby (a) the ultimate beneficial owners of the Custodian and parties responsible for this Agreement would remain unchanged or (b) or pursuant to a transfer of all or substantially all of Custodian’s business and assets, whether by merger, sale of assets, sale of stock, or otherwise (a “Change of Control Transaction”); provided, that where permissible pursuant to applicable law, regulation and contractual confidentiality requirements applicable to Custodian and if the Change of Control Transaction has not been publicly announced and reported within the mainstream crypto industry trade press,

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Custodian shall reasonably attempt to provide at least thirty (30) days prior written notice. Any attempted transfer or assignment in violation hereof shall be null and void. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their successors, and permitted assigns.

12.7.
Severability.

If any provision of this Agreement shall be determined to be invalid or unenforceable, such provision will be changed and interpreted to accomplish the objectives of the provision to the greatest extent possible under any applicable law and the validity or enforceability of any other provision of this Agreement shall not be affected.

12.8.
Survival.

All provisions of this Agreement which by their nature extend beyond the expiration or termination of this Agreement, including, without limitation, sections pertaining to suspension or termination, Custodial Account cancellation, debts owed to Custodian, general use of the Company Site, disputes with Custodian, indemnification, and general provisions, shall survive the termination or expiration of this Agreement.

12.9.
Governing Law.

The laws of the State of New York, without regard to principles of conflict of laws, will govern this Agreement and any claim or dispute that has arisen or may arise between Client and Custodian, except to the extent governed by federal law of the United States of America.

12.10.
Force Majeure.

Custodian shall not be liable for delays, suspension of operations, whether temporary or permanent, failure in performance, or interruption of service which result directly or indirectly from any cause or condition beyond the reasonable control of Custodian, including but not limited to, any delay or failure due to any act of God, natural disasters, act of civil or military authorities, act of terrorists, including but not limited to cyber-related terrorist acts, hacking, government restrictions, exchange or market rulings, civil disturbance, war, strike or other labor dispute, fire, interruption in telecommunications or Internet services or network provider services, failure of equipment and/or software, other catastrophe or any other occurrence which are beyond the reasonable control of Custodian. For the avoidance of doubt, a cybersecurity attack, hack or other intrusion by a third party or by someone associated with Custodian is not a circumstance that is beyond Custodian’s reasonable control, to the extent due to Custodian’s failure to comply with its obligations under this Agreement. The temporary failure of Custodian to perform its obligations pursuant to section 2 of this Agreement, due to Custodian’s good faith belief of an ongoing or reasonably suspected cybersecurity attack, hack or other intrusion shall not constitute a breach of this Agreement.

12.11.
Relationship of the Parties.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Nothing in this Agreement shall be deemed or is intended to be deemed, nor shall it cause, Client and Custodian to be treated as partners, joint ventures, or otherwise as joint associates for profit, or either Client or Custodian to be treated as the agent of the other.

[Remainder of page intentionally left blank. Signature page follows.]

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, this Agreement is executed by the parties as of the Effective Date.

BITGO BANK & TRUST, NATIONAL ASSOCIATION

By: /s/ Jody Mettler

Name: Jody Mettler

Title: President

Date: 06/05/2026

Address for Notice:

101 S. Reid St Suite 307 PMB# 9793

Sioux Falls, SD 57103

Attn: Legal

Email: [***]

GRAYSCALE INVESTMENTS

SPONSORS, LLC

By: /s/ Diana Zhang

Name: Diana Zhang

Title: Chief Operating Officer

Date: 06/07/2026

Address for Notice:

290 Harbor Drive, 4th Floor

Stamford, CT 06902

Attn: Legal

Email: [***]

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

APPENDIX 1: PROHIBITED USE, PROHIBITED BUSINESSES AND CONDITIONAL USE

o
Prohibited Use.

Client may not use Client’s Custodial Account to engage in the following categories of activity (“Prohibited Uses”). The Prohibited Uses extend to any third party that gains access to the Custodial Services through Client’s account or otherwise, regardless of whether such third party was authorized or unauthorized by Client to use the Custodial Services associated with the Custodial Account. The specific types of use listed below are representative, but not exhaustive. If Client is uncertain as to whether or not Client’s use of Custodial Services involves a Prohibited Use, or have questions about how these requirements applies to Client, please contact Custodian at trustonboarding@bitgo.com.

By opening a Custodial Account, Client confirms that Client will not use Client’s Custodial Account to do any of the following:

▪
Unlawful Activity: Activity which would violate, or assist in violation of any law, statute, ordinance, or regulation, sanctions programs administered in the countries where Custodian conducts business, including, but not limited to, the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), or which would involve proceeds of any unlawful activity; publish, distribute or disseminate any unlawful material or information.
▪
Abusive Activity: Actions which impose an unreasonable or disproportionately large load on Custodian’s infrastructure, or detrimentally interfere with, intercept, or expropriate any system, data, or information; transmit or upload any material to the Site that contains viruses, Trojan horses, worms, or any other harmful or deleterious programs; attempt to gain unauthorized access to the Site, other Custodial Accounts, computer systems or networks connected to the Site, through password mining or any other means; use Custodial Account information of another party to access or use the Site; or transfer Client’s Custodial Account access or rights to Client’s Custodial Account to a third party, unless by operation of law or with the express permission of Custodian.
▪
Abuse Other Users: Interfere with another Custodian user’s access to or use of any Custodial Services; defame, abuse, extort, harass, stalk, threaten or otherwise violate or infringe the legal rights (such as, but not limited to, rights of privacy, publicity and intellectual property) of others; incite, threaten, facilitate, promote, or encourage hate, racial intolerance, or violent acts against others; harvest or otherwise collect information from the Site about others, including, without limitation, email addresses, without proper consent.
▪
Fraud: Activity which operates to defraud Custodian, Custodian users, or any other person; provide any false, inaccurate, or misleading information to Custodian.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

▪
Gambling: Lotteries; bidding fee auctions; sports forecasting or odds making; fantasy sports leagues with cash prizes; Internet gaming; contests; sweepstakes; games of chance.
▪
Intellectual Property Infringement: Engage in transactions involving items that infringe or violate any copyright, trademark, right of publicity or privacy or any other proprietary right under the law, including but not limited to sales, distribution, or access to counterfeit music, movies, software, or other licensed materials without the appropriate authorization from the rights holder; use of Custodian intellectual property, name, or logo, including use of Custodian trade or service marks, without express consent from Custodian or in a manner that otherwise harms Custodian, or Custodian’s brand; any action that implies an untrue endorsement by or affiliation with Custodian.
▪
Written Policies: Client may not use the Custodial Account or the Custodial Services in a manner that violates, or is otherwise inconsistent with, any operating instructions promulgated by Custodian.

o
Prohibited Businesses.

The following categories of businesses, business practices, and sale items are barred from the Custodial Services (“Prohibited Businesses”). The specific types of use listed below are representative, but not exhaustive. If Client is uncertain as to whether or not Client’s use of the Custodial Services involves a Prohibited Business or has questions about how these requirements apply to Client, please contact us at trustonboarding@bitgo.com.

By opening a Custodial Account, Client confirms that Client will not use the Custodial Services in connection with any of the following businesses, activities, practices, or items:

▪
Individuals convicted of an offense related to drug trafficking, financial crimes, arms trafficking, human smuggling, or human trafficking
▪
Individuals or entities that own or operate virtual currency mixers or wallets with built-in mixers.
▪
Shell banks (a shell bank is a financial institution that does not have a physical presence in any country, unless it is controlled by, or is under common control with, a depository institution, credit union, or another foreign financial institution that maintains a physical presence either in the U.S. or a foreign country).
▪
Anonymous and fictitiously named accounts
▪
Companies that issue bearer shares.
▪
Business involved in the sale of narcotics or controlled substances.
▪
Any individual or entity designated under any trade, economic, or financial sanctions laws, regulations, embargoes, or restrictive measures imposed, administered, or enforced by the U.S. or the United

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

Nations, including Specially Designated Nationals (“SDNs”) and Blocked Persons.
▪
Any unlicensed/unregulated banks, remittance agents, exchanges houses, casa de cambio, bureaux de change or money transfer agents.
▪
Individuals and entities who trade in conflict diamonds, which are rough diamonds that have not been certified in accordance with the Kimberley Process Certification Scheme.
▪
Individuals and entities designated as a Primary Money Laundering Concern by the U.S. Treasury under Section 311 of the USA PATRIOT Act.
▪
Any foreign banks operating with a banking license issued by a foreign country that has been designated as non-cooperative with international AML principles or procedures by FATF; or a banking license issued by a foreign country that has been designated by the Secretary of the Treasury as warranting special measures due to money laundering concerns.

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

APPENDIX 2: STAKING ADDENDUM

[***]

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE A

[***]

Exhibit 10.1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE B

[***]